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                                                                    Exhibit 24.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of CMAC Investment Corporation on Form S-8 (Registration Nos. 33-57872, 33-67366, 33-98106 and 333-40623) of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of CMAC Investment Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 30, 1998